EXHIBIT 10.31

2003 ANNUAL CONTRACT

This Agreement is entered into as of                                               , 2003 by and between American Crystal Sugar Company (the “Company”) and                                                                                                                                                                                     shareholder #                                       (the “Shareholder”).

WHEREAS, the Shareholder is a shareholder of the Company, and as such has entered into a Five Year Agreement with the Company with regard to the growing and delivery of sugarbeets to the Company; and

WHEREAS, the parties desire to supplement the Five Year Agreement as provided therein with regard to the 2003 sugarbeet crop.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

1.                                       Delivery Obligation.  In accordance with the terms of the Five Year Agreement, the Shareholder agrees to prepare land, plant, cultivate, harvest and deliver the 2003 sugarbeet crop from such number of acres and such fields as set forth on the Annual GPS Information form to be separately completed in an electronic format by the parties, and which shall thereafter be deemed to become an integral part of this Agreement.  The Company shall provide a copy of the Annual GPS Information form to the Shareholder at the Shareholder’s request.

2.                                       Deductions.  The Shareholder hereby authorizes and directs the Company to:

(a)                                  Deduct an amount specified by the Red River Valley Sugarbeet Growers Association, Inc., which amount shall not exceed 17½¢ per ton, from the beet payments to be made by the Company to the Shareholder for sugarbeets delivered for the 2003 crop; provided, that, such deduction shall not be made in the event the Shareholder notifies the Company in writing prior to June 1, 2003 that such deduction should not be made.  Amounts deducted under this provision shall be paid by the Company to the Red River Valley Sugarbeet Growers Association, Inc.; and

(b)                                 Deduct such per ton amount, as may be necessary, from the beet payments to be made by the Company to the Shareholder for sugarbeets delivered for the 2003 crop to reimburse the Company for all costs incurred in the operation of the Truck Haul Committee for the piling location to which the Shareholder delivers sugarbeets.  The amount charged to the Shareholder shall be determined on a per ton basis, reflecting a proration of the costs based on the total tonnage delivered to the respective piling locations.

3.                                       Certification.  The Shareholder hereby certifies that:

(a)                                  It is a bona fide sugarbeet farm operator who will: (i) be the legal owner of the 2003 sugarbeet crop; (ii) have the majority financial interest in the 2003 crop, and (iii) have general control of the sugarbeet operations on the farm where the 2003 crop will be grown.

(b)                                 It has no agreements or understanding with third parties (i.e., owners, partners, shareholders, etc.) providing for guaranteed cash payments.

4.                                       Nature of Agreement.  This Agreement is intended to supplement the Five Year Agreement as contemplated therein, and except as specifically provided herein, this Agreement shall not be deemed to amend or modify the terms of the Five Year Agreement.  This Agreement and the related Five Year Agreement may be terminated by the Company upon ten (10) days written notice to the Shareholder in the event the Shareholder is, as of April 1, 2003, in default on any payment obligation owed to the Company.

5.                                       No Modification.  No agent of the Company has any authority to change, waive, or modify any of the terms of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

AMERICAN CRYSTAL SUGAR COMPANY	SHAREHOLDER

By:	By:

Its:	Its: